                                                                           EXHIBIT 10.1

DEVELOPMENT AND EXCLUSIVE OPTION AGREEMENT

This Development and Exclusive Option Agreement (this “Agreement”), effective as of February 1st, 2007 (the “Effective Date”) is entered into by and between HANESBRANDS INC., having an address and contact person at 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105 (Attention: Mike Abbott) (“HBI”) and QUICK-MED TECHNOLOGIES, INC., having an address and contact person at 3427 SW 42nd Way, Gainesville, Florida 32608 (Attention: David Lerner, President) (“Quick-Med”). HBI and Quick-Med are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, HBI and Quick-Med are negotiating a license agreement, substantially in the form of Exhibit A (the “License Agreement”), pursuant to which Quick-Med will grant to HBI a license under certain of Quick-Med’s technology relating to the control of ***** and ***** on clothing and apparel products;

WHEREAS, HBI desires to obtain an option to enter into the License Agreement and obtain an exclusive license to the Quick-Med technology pursuant to the terms and conditions thereof and Quick-Med desires to grant such option to HBI upon the terms and conditions set forth herein.

Now, therefore, in consideration of the mutual promises contained herein, the parties agree as follows:

1. DEFINITIONS

1.1	“Confidential Information” shall have the meaning set forth in Section 5.1 of this Agreement.

1.2
“Field” shall mean the application of the Composition (as defined in the License Agreement) and Process (as defined in the License Agreement) to Underwear (as defined in the License Agreement) for the purpose of controlling ***** and *****.

1.3	“Option” shall have the meaning set forth in Section 3.1 of this Agreement.

1.4	“Option Period” shall mean the Term.

1.5	“Licensed Products” shall mean the apparel and products identified in the definition of the Field.

1.6	“Licensed Technology” shall have the meaning set forth in Section 1.14 of the License Agreement.

1.7
“Term” shall mean the life of this Agreement, which shall commence on the Effective Date and shall remain in effect for six months (the “Term”), unless earlier terminated in accordance with the provisions of this Agreement.

1.8	“Territory” shall have the meaning set forth in Section 1.27 of the License Agreement.

2.	DEVELOPMENT AND FUNDING OF DEVELOPMENT COSTS

2.1
Development Activities. Subject to the terms and conditions of this Agreement, Quick-Med will use commercially reasonable efforts during the Term to continue to develop the Licensed Technology for use in the Field. HBI and Quick-Med agree that HBI will be conducting a ***** test during the Term. Quick-Med and HBI will reasonably cooperate on the development of the ***** test.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

2.2
Consulting Work. To the extent that during the Term HBI requires consulting work from Quick-Med in connection with the wear tests or for other work due to requests made by HBI (and accepted by Quick-Med) for development work, then the rate for such work shall be at $1000 per day per person. In addition, the reasonable out-of-pocket expenses for food, lodging, travel, and consumables incurred and for third party expenses (including, without limitation, independent third party consultants and laboratory expenses) incurred by Quick-Med will be separately billed as incurred and paid by HBI, subject to submission to HBI of evidence of such out-of-pocket expenses in form and substance reasonably satisfactory to HBI. All bills shall be issued on the last day of the month in which the work is performed and paid within fifty-five (55) days of the date thereof.

3.	GRANT OF OPTION

3.1
Quick-Med hereby grants to HBI an exclusive option (the “Option”) during the Option Period to enter into the License Agreement in substantially the form attached hereto and, pursuant to and subject to the terms and conditions thereof, to obtain an exclusive license to use the Licensed Technology to make, sell, offer to sell, and import Licensed Products. During the Term and so long as this Agreement is not terminated, Quick-Med shall not enter into negotiations or an agreement with a third party granting to such third party an exclusive, royalty bearing license in the Territory to use the Licensed Technology to make, sell, offer to sell and import any apparel products in the Field utilizing the Licensed Technology.

3.2
In consideration of this Option, HBI shall pay Quick-Med payments (“Option Payments”) in the amount of $45,000 every three month period during the Term to maintain the Option, commencing on the Effective Date, and payable no later than the 55th day following the first day of each three month period thereafter during the Term (each, an “Option Payment Date"). All Option Payments due to Quick-Med and actually paid by HBI shall be ***** to ***** of the first ***** payable to Quick-Med under the License Agreement if and when such License Agreement is executed. During the Term, HBI agrees to run and complete three studies as follows and at the following time periods:

Study	Period of Study
Study 1: ***** study	Execution through February 28, 2007
Study 2***** Study	March 1, 2007 through April 30, 2007
Study 3: ***** Study	May 1, 2007 through end of Term

Quick Med and HBI shall cooperate on the design and execution of each study. The results of each of these studies shall be reported to Quick-Med in writing and shall be maintained as confidential information of both HBI and Quick-Med. At the conclusion of the ***** Study, the ***** Study and the *****Study, HBI shall provide to QMT with notice of “go/no-go” decision made in good faith as to whether NIMBUS shall be the preferred solution for each product line within the ***** Category as set forth in the attached License Agreement. In such notice, HBI shall inform QMT if it is proceeding with NIMBUS as a preferred solution for its ***** Longer program or not and identify which product categories, it will not be proceeding with to the next study, whereupon such product categories shall be no longer subject to the exclusivity requirement set forth in this Section 3. At the conclusion of the *****Study, the final “go/no-go” decision shall be made by HBI as to all product categories on or before the expiration of the Term.

4. EXERCISE OF OPTION

4.1    HBI may exercise the Option by sending Quick-Med written notice of such exercise during the Option Period.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

4.2
Upon Quick-Med’s receipt of the written notice described in Section 4.1, the parties shall complete, acting reasonably and in good faith, and date the License Agreement with the date of the Option Notice and execute and deliver to each other signed copies of the License Agreement, whereupon the License Agreement shall immediately become effective. Such terms to be completed include the product lines selected by HBI, the formula at Exhibit 3.1(a) and the minimum sales in Sections 2.1(f) and 3.1(b) shall be adjusted to reflect additional minimum sales as reasonably agreed by the parties for the addition of product lines above and beyond ***** and ***** and *****.

4.3
If HBI fails to exercise the Option during the Option Period, this Agreement and all rights granted hereunder, including without limitation the Option, shall immediately terminate and neither Party shall have any further obligation to the other except to the extent such obligation was incurred prior to the effective date of such termination.

5. CONFIDENTIALITY

5.1
Each Party acknowledges that, in furtherance of this Agreement, it may wish to disclose to the other Party certain business, technical or other information that the disclosing party considers confidential, whether or not such information is in writing and whether or not it is identified as confidential (“Confidential Information”). During the Term and for a period of five (5) years following the expiration or termination of this Agreement (provided, that with respect to any Confidential Information related to the Composition and Process (as defined in the License Agreement), any patents owned or controlled by Quick-Med for so long as such patents remain unpublished, and any know-how of Quick-Med, the term of this confidentiality obligation shall be perpetual because such information constitutes trade secrets of Quick-Med), each Party shall maintain in confidence any and all Confidential Information of the other Party. Each Party further agrees that it shall not use for any purpose not authorized under this Agreement or disclose the Confidential Information to any third party, except that either party may disclose Confidential Information under a similar obligation of confidentiality and non-use on a need-to-know basis to its directors, officers, employees, licensors, consultants and agents. Upon termination of this Agreement (unless the Option is exercised and the License Agreement becomes effective), each party shall return to the other Party Confidential Information received from the other in tangible form. Notwithstanding the foregoing, this Agreement and the contents hereof (excluding Exhibit 1.5 of the License Agreement) may be disclosed by either Party to its actual or potential investors and their representatives in a private financing transaction, or to actual or potential acquirers or targets and their representatives in an acquisition transaction; provided that such investors, acquirers or targets and their representatives agree to keep the Confidential Information confidential and not use it for any purpose not authorized under this Agreement.

5.2 Each party shall be relieved of its obligations under Section 5.1 with respect to any Confidential Information which:

(a)
was already known to the receiving Party as demonstrated by the receiving Party by clear and convincing evidence, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)
was generally available or known to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party as demonstrated by the receiving Party by clear and convincing evidence;

(c)
became generally available or known to the public or otherwise part of the public domain after its disclosure through no fault attributable to the receiving Party as demonstrated by the receiving Party by clear and convincing evidence;

(d)
was disclosed to the receiving Party by a third party who had no obligation to the disclosing Party or another party not to disclose such information to others as demonstrated by the receiving Party by clear and convincing evidence; or

(e)
was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party as demonstrated by the receiving Party by clear and convincing evidence.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

In addition to the foregoing, nothing in this Agreement shall restrict the right of either Party from disclosing Confidential Information pursuant to a judicial order issued by a court of competent jurisdiction, or other valid and binding court ordered discovery or if specifically obligated to make such disclosure under any law, regulation or rule (including without limitation under any applicable securities laws), in the reasonable opinion of its legal counsel, but only to the extent so ordered or required, provided, however, that the Party so ordered shall notify the other Party, in writing, of such pending action to compel disclosure, legal requirement or such order in sufficient time to permit adequate time for response by the affected Party, if available. The receiving Party shall provide all reasonable assistance, at the disclosing Party’s expense and direction, in opposing such disclosure order.

6. INTELLECTUAL PROPERTY

6.1
Quick-Med shall retain sole and exclusive ownership of all Licensed Technology, any improvements or modifications thereto, and any other inventions or works of authorship conceived or reduced to practice, or otherwise created, during the performance of the development activities hereunder.

6.2
Nothing in this Agreement shall be construed to grant HBI any licenses, expressed or implied, or any other similar rights in the Licensed Technology or any other technology or information of Quick-Med, other than the express Option grant under Section 4 of this Agreement.

7. TERMINATION

7.1	Neither party may terminate this Agreement without cause during the Term.

7.2.1
Either Party may terminate this Agreement upon any material breach of this Agreement by the other Party that is not cured within fifteen (15) days after written notice thereof by the non-breaching Party.

7.3	All rights and obligations applicable under this Agreement through the effective date of termination shall continue to apply until such date irrespective of any delivery of notice of termination.

8. DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

8.1
HBI ACKNOWLEDGES THAT THE DEVELOPMENT ACTIVITIES ARE EXPERIMENTAL IN NATURE AND QUICK-MED MAKES NO REPRESENTATION, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY LICENSED TECHNOLOGY, OR ANY DATA, PRODUCTS OR OTHER RESULTS OF THE DEVELOPMENT ACTIVITIES HEREUNDER.

9. PUBLICITY

Except as required by law, regulation or rule, both Parties agree not to use the name of the other, nor of any member of the other’s personnel, in any publicity, advertising, or news release without the prior written approval of the other Party.

10.  NOTICES

Notices, payments and other communications hereunder shall be deemed to have been made when delivered, sent by telex or telegram, or when mailed first class, postage prepaid, and addressed to the Party at its address first set forth above, or such other address as may hereafter be designated by notice in writing.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

11. MISCELLANEOUS

11.1
This Agreement embodies the entire understanding of the parties and supersedes all prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof; provided that the License Agreement shall supersede this Agreement upon becoming effective as set forth herein.

11.2	No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by their duly authorized employees.

11.3
HBI shall not assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of Quick-Med. This Agreement shall be binding on and inure to the benefit of the successors or permitted assigns of the Parties, and all entities controlled by them.

11.4
If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either Party deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the Parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the Parties’ original intent.

11.5
The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

11.6
No expiration or termination of this Agreement shall relieve either party of any obligation accruing prior to such expiration or termination. The provisions of Sections 2 (to the extent applicable to payments or reports due after termination or termination of this Agreement), 5, 6, 8, 9, 10, this 11.6, 11.7, and 11.8 shall survive the expiration or termination of this Agreement.

11.7
The relationship between the Parties is that of independent contractors. The Parties are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. Neither Party has the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

11.8
This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts of law principles thereof. With respect to any dispute under this Agreement, if HBI brings suit against Quick-Med it shall have the exclusive option to do so in the courts (state or federal) of Florida, and the Parties shall submit to the exclusive jurisdiction of such courts. If Quick-Med brings suit against HBI it shall have the exclusive option to do so in the in the courts (state or federal) of North Carolina, and the Parties shall submit to the exclusive jurisdiction of such courts.

11.9	The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

***** This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first set forth above.

HANESBRANDS INC. By: /s/ Philip Usherwood Title: VP Purchasing Date: February 5, 2007	QUICK MED TECHNOLOGIES, INC. By: /s/ David Lerner Title: President Date: February 5, 2007

EXHIBIT A

LICENSE AGREEMENT